UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2014

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)
4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On August 7, 2014, Ellie Mae, Inc., a Delaware corporation (“Ellie Mae” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Ellie Mae, Mortgage Resource Center, Inc. (d/b/a AllRegs) (“MRC”) and Glenn Ford (“Stockholder”).
Pursuant to the terms of the Asset Purchase Agreement, Ellie Mae has agreed to acquire substantially all of the assets of MRC, an information provider for the mortgage industry (the “Acquisition”), for aggregate consideration of $30.0 million in cash (the “Purchase Price”), subject to certain purchase price adjustments, including for working capital.
The Asset Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type. Subject to certain exceptions and limitations, (i) Ellie Mae on the one hand, and (ii) MRC and Stockholder on the other, have agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters. Subject to certain exceptions, $3.0 million of the Purchase Price will be available in a third party escrow account for a period of 18 months to satisfy any amounts owed by MRC or Stockholder to Ellie Mae pursuant to the indemnification provisions of the Asset Purchase Agreement.
In connection with the Acquisition, Ellie Mae has agreed to offer employment to substantially all MRC employees.
The Acquisition is expected to close within 90 days, subject to certain customary closing conditions as set forth in the Asset Purchase Agreement.
The foregoing is a summary of the Asset Purchase Agreement and does not purport to summarize or include all terms relating to the Acquisition or all other actions contemplated by the Asset Purchase Agreement. The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.
Forward-Looking Statements
This report contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding the expected timing and nature of the closing of the Acquisition. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company‘s results to be materially different than those expressed or implied in such statements. Such differences may be based on the risk factors included in documents that the Company has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Other unknown or unpredictable factors also could have material adverse effects on the Company‘s future results. The forward-looking statements included in this report are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 7.01 Regulation FD
On August 7, 2014, the Company issued a press release announcing that it had entered into the Asset Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014	Ellie Mae, Inc.

By: /s/ Edgar A. Luce
Edgar A. Luce
Executive Vice President, Finance and Administration and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 7, 2014, by and among Ellie Mae, Inc., Mortgage Resource Center, Inc. (d/b/a AllRegs) and Glenn Ford.
99.1	Press release dated August 7, 2014.